                       NOTICE AND PROXY STATEMENT


                           AFLAC INCORPORATED
                         WORLDWIDE HEADQUARTERS
                            1932 WYNNTON ROAD
                         COLUMBUS, GEORGIA 31999



                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON MONDAY, MAY 7, 2001


     The Annual Meeting of Shareholders of AFLAC Incorporated (the "Company") will be held on Monday, May 7, 2001, at 10:00 a.m. at the Columbus Museum (in the Patrick Theatre), 1251 Wynnton Road, Columbus, Georgia, for the following purposes, all of which are described in the accompanying Proxy Statement:

1. To elect eighteen Directors of the Company to serve until the next Annual Meeting and until their successors are duly elected and qualified;

2. To consider and act upon the ratification of the appointment of KPMG LLP as independent auditors of the Company for the year ending December 31, 2001; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The accompanying proxy is solicited by the Board of Directors of the Company. The Proxy Statement and the Company's Annual Report for the year ended December 31, 2000, are enclosed.

     The record date for the determination of shareholders entitled to vote at the meeting is March 1, 2001, and only shareholders of record at the close of business on that date will be entitled to vote at this meeting and any adjournment thereof.

YOUR VOTE IS IMPORTANT! WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED PREPAID ENVELOPE SO THAT WE MAY BE ASSURED OF A QUORUM TO TRANSACT BUSINESS. YOU MAY ALSO VOTE VIA THE INTERNET OR TELEPHONE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                                        By order of the Board of Directors,
                                           /s/Joey M. Loudermilk
                                        ----------------------------------
Columbus, Georgia                             Joey M. Loudermilk
March 13, 2001                                    Secretary

                              AFLAC INCORPORATED


                               PROXY STATEMENT

                      FOR ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD MONDAY, MAY 7, 2001


                     SOLICITATION AND REVOCATION OF PROXY

     This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies by the Board of Directors of AFLAC Incorporated (the "Company") for use at the Annual Meeting of Shareholders to be held on Monday, May 7, 2001, and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and described in detail herein. The meeting will be held at 10:00 a.m. at the Columbus Museum (in the Patrick Theatre), 1251 Wynnton Road, Columbus, Georgia.

     All properly executed proxies will be voted in accordance with the instructions contained thereon, and if no choice is specified, the proxies will be voted FOR the election of all nominees named elsewhere in this Proxy Statement and FOR approval of each other proposal set forth in the Notice of Meeting. Shareholders of record may also submit their proxies via the Internet or by telephone in accordance with the procedures set forth in the enclosed proxy. Any proxy may be revoked by the shareholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company or by submission of a later-dated proxy or subsequent Internet or telephonic proxy. Shareholders who attend the meeting may revoke any proxy previously granted and vote in person.

     This Proxy Statement and the accompanying proxy are being mailed to the shareholders on or about March 19, 2001.

                              SOLICITATION OF PROXIES

     The Company will pay the cost of soliciting proxies. The Company will make arrangements with brokerage firms, custodians and other fiduciaries to send proxy materials to their principals, by mail and by means of electronic transmission, and the Company will reimburse them for mailing and related expenses. In addition to solicitation by mail and electronic transmission, certain officers and other employees of the Company, who will receive no compensation for their services other than their regular compensation, may solicit proxies by telephone and by personal contacts. In addition, the Company has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies for a fee of $8,500, plus reimbursement of reasonable out-of-pocket expenses.

                           DESCRIPTION OF VOTING RIGHTS

     In accordance with the Company's Articles of Incorporation, shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to 10 votes per share. Any transferee of a share of Common Stock where such share was transferred to the transferee by gift, devise or bequest, or otherwise through the laws of inheritance, descent or distribution from the estate of the transferor, or by distribution to a beneficiary of shares held in trust for such beneficiary, is deemed to be the same beneficial owner as the transferor. Shares acquired as a direct result of a stock split, stock dividend or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the issued dividend shares were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

     Shares of Common Stock held in "street" or "nominee" name are presumed to have been held for less than 48 months and are entitled to one vote per share unless this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. Shareholders desiring to rebut this presumption should complete and execute the affidavit appearing on the reverse side of their proxy. The Board of Directors reserves the right to require evidence to support the affidavit.


               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


     Holders of record of Common Stock at the close of business on March 1, 2001, will be entitled to vote at the meeting. At that date, the number of outstanding shares of Common Stock entitled to vote was 264,175,327. According to the Company's records, this represents the following voting rights:

     219,513,294    Shares @     1 Vote Per Share  =  219,513,294 Votes
      44,662,033    Shares @    10 Votes Per Share =  446,620,330 Votes
     -----------                                      -----------
     264,175,327    Shares                   Total    666,133,624 Votes


     Shareholders with one vote per share shown above can rebut the presumption that they are entitled to only one vote as outlined in "Description of Voting Rights" above. If all of the outstanding shares were entitled to 10 votes per share, the total votes available would be 2,641,753,270. However, for the purposes of this Proxy Statement, it is assumed that the total votes available to be cast at the meeting will be 666,133,624.

     The holders of a majority of the voting rights entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of such business as shall come before the meeting. Directors are elected by an affirmative vote of a plurality of voting rights cast. In the case of the election of directors, under applicable Georgia law, in tabulating the vote, votes withheld will be disregarded and will have no effect on the outcome of the vote. Approval of all other matters to be considered at the meeting requires the affirmative vote of holders of a majority of the voting rights present in person or represented by proxy at the meeting. Broker-non-votes and abstentions are counted as "shares present" at the meeting in determining whether a quorum exists. Broker-non-votes, if any, have the effect of votes to withhold authority in connection with the election of directors while broker-non-votes, if any, and abstentions have the effect of votes against other proposals at the meeting.

     No person, as of March 1, 2001, was the owner of record or, to the knowledge of the Company, beneficially owned 5% or more of the outstanding shares of Common Stock or of the available votes of the Company other than as shown below:

                                                                     PERCENT
NAME AND                                                       PER-     OF
ADDRESS OF                                     AMOUNT OF       CENT   AVAIL-
BENEFICIAL             TITLE OF CLASS   BENEFICIAL OWNERSHIP    OF     ABLE
OWNER                   COMMON STOCK     SHARES      VOTES     CLASS  VOTES
----------            ----------------  ----------  ---------  -----  ------

FMR Corp.*            1 Vote Per Share  14,134,788  14,134,788  5.4    2.1
82 Devonshire Street
Boston, MA 02109

Daniel P. Amos**     10 Votes Per Share  5,177,481  51,774,810
1932 Wynnton Road     1 Vote Per Share   1,214,099   1,214,099
Columbus, GA 31999                       ---------  ----------
                                         6,391,580  52,988,909  2.4    7.8


     (*)This information is derived from Schedule 13G, dated February 13, 2001, filed with the Securities and Exchange Commission by FMR Corp. According to the Schedule 13G, FMR Corp. may be deemed to be controlled by Edward C. Johnson III and Abigail P. Johnson and family members, and includes shares beneficially owned by various subsidiaries of FMR Corp.

     (**)See footnote 3, page 8.


     On February 13, 2001, the Company declared a two-for-one stock split to be distributed on March 16, 2001, to shareholders of record at the close of business on February 27, 2001. Because such distribution is subsequent to the record date for the meeting, all share information in this Proxy Statement is presented on a pre-split basis.

                           1. ELECTION OF DIRECTORS

     The Company proposes that the following eighteen individuals be elected to the Board of Directors of the Company. The persons named in the following table have been nominated by the Nominating Committee of the Board of Directors for election as Directors and, if elected, are willing to serve as such until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. It is intended that the persons named in the accompanying proxy, or their substitutes, will vote for the election of these nominees (unless specifically instructed to the contrary). However, if any nominee at the time of the election is unable or unwilling to serve or is otherwise unavailable for election, and in consequence another nominee is designated, the persons named in the proxy, or their substitutes, will have discretionary authority to vote or refrain from voting in accordance with their judgment on such other nominees. The Board of Directors has no reason to believe that any of the persons nominated will be unable or unwilling to serve.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
               OF EACH OF THE BELOW-LISTED NOMINEES AS DIRECTORS.

The following information is provided with respect to the nominees:
                                                                                SHARES OF
                                                                               COMMON STOCK             VOTING
                                                                               BENEFICIALLY             RIGHTS
                                                                                OWNED ON     PERCENT      ON       PERCENT
                                                                      YEAR       MARCH 1,    OF OUT-    MARCH 1,     OF
                                                                      FIRST       2001       STANDING    2001     AVAILABLE
NAME                     PRINCIPAL OCCUPATION (1)                AGE  ELECTED    (2) (3)     SHARES       (2)       VOTES
----                     ------------------------                ---  -------  ------------  --------  ---------  ---------
Daniel P. Amos           Chief Executive Officer, the Company     49   1983     6,391,580      2.4    52,988,909     7.8
                         and AFLAC**; President, the Company and
                         AFLAC; Director, The CIT Group, Inc.,
                         Livingston, NJ; Director, Georgia Power
                         Company, Atlanta, GA; Director,
                         Southern Company, Atlanta, GA

J. Shelby Amos, II       Alabama/West Florida State Sales         48   1983       711,803       .3     6,968,734     1.0
                         Coordinator, AFLAC

Michael H. Armacost      President, The Brookings Institution,    63   1994        34,500        *       201,000       *
                         Washington D.C.; Former U.S.
                         Ambassador to Japan

Kriss Cloninger, III     Executive Vice President and Chief       53     (4)      441,586       .2     3,254,572      .5
                         Financial Officer, the Company and
                         AFLAC

M. Delmar Edwards, M.D.  Retired Vice President and Asst.         74   1990        31,765        *       317,650       *
                         to the Chairman, Columbus  Regional
                         Healthcare System, Inc., Columbus,
                         GA; Retired Director, First
                         Union National Bank of Georgia,
                         Columbus, GA; Retired Trustee,
                         Columbus State University, Columbus,
                         GA; Retired Trustee, Morehouse School
                         of Medicine, Atlanta, GA

Joe Frank Harris         Distinguished Executive Fellow,          65   1991        79,749        *       653,490      .1
                         Georgia State University, Atlanta,
                         GA; Chairman of the Board, Harris
                         Georgia Corp., Cartersville, GA;
                         Director, Bankhead Enterprises, Inc.,
                         Atlanta, GA; Former Governor of the
                         State of Georgia


                                                                 5

                                                                                SHARES OF
                                                                               COMMON STOCK             VOTING
                                                                               BENEFICIALLY             RIGHTS
                                                                                OWNED ON     PERCENT      ON       PERCENT
                                                                      YEAR       MARCH 1,    OF OUT-    MARCH 1,     OF
                                                                      FIRST       2001       STANDING    2001     AVAILABLE
NAME                     PRINCIPAL OCCUPATION (1)                AGE  ELECTED    (2) (3)     SHARES       (2)       VOTES
----                     ------------------------                ---  -------  ------------  --------  ---------  ---------
Elizabeth J. Hudson      Sr. Vice President, Communications,      51   1990        86,350        *       719,500      .1
                         National Geographic Society,
                         Washington DC, since September 2000;
                         Sr. Vice President, Corporate
                         Communications, iVillage, Inc.,
                         New York, NY, from June 1999 until
                         August 2000; Director, Spencer Stuart,
                         from January 1998 until May 1999;
                         Senior Vice President, Corporate
                         Communications, The Reader's Digest
                         Association, Inc., from May 1996 until
                         December 1997; Executive Producer,
                         NBC Productions, until May 1996

Kenneth S. Janke, Sr.    President, Chief Executive Officer,      66   1989        89,110        *       714,819      .1
                         National Association of Investors
                         Corp., Madison Heights, MI; President
                         and Director, NAIC Growth Fund,
                         Madison Heights, MI

Charles B. Knapp         Partner, Heidrick & Struggles, since     54   1990        49,000        *       346,000      .1
                         January 2000; Senior Fellow,
                         Associations of Governing Boards of
                         Universities and Colleges, from August
                         1999 until January 2000; President
                         Aspen Institute, Washington, D.C.,
                         from July 1997 until June 1999;
                         President, The University of Georgia,
                         Athens, GA, until July 1997

Takatsugu Murai          Senior Managing Director, The Dai-Ichi   57   2000     1,502,000       .6     1,502,000      .2
                         Kangyo Bank Ltd., Tokyo, Japan, since
                         May 1998; Managing Director, The
                         Dai-Ichi Kangyo Bank Ltd., from May
                         1997 until April 1998; Head, London
                         Branch, The Dai-Ichi Kangyo Bank Ltd.,
                         from May 1995 until April 1997;
                         Director, The CIT Group, Inc.,
                         Livingston, NJ
                                                                 6

                                                                                SHARES OF
                                                                               COMMON STOCK             VOTING
                                                                               BENEFICIALLY             RIGHTS
                                                                                OWNED ON     PERCENT      ON       PERCENT
                                                                      YEAR       MARCH 1,    OF OUT-    MARCH 1,     OF
                                                                      FIRST       2001       STANDING    2001     AVAILABLE
NAME                     PRINCIPAL OCCUPATION (1)                AGE  ELECTED    (2) (3)     SHARES       (2)       VOTES
----                     ------------------------                ---  -------  ------------  --------  ---------  ---------
Yoshiki Otake            Chairman, AFLAC Japan; Vice Chairman,    61   1986       558,676       .2     5,558,921      .8
                         AFLAC International, Inc.

E. Stephen Purdom        Retired, Executive Vice President,       53   1987       127,020        *     1,141,302      .2
                         AFLAC; Retired Director, Trust
                         Company Bank, Columbus, GA

Barbara K. Rimer         Director, Cancer Control and             52   1995        46,442        *       320,042       *
                         Population Sciences, National
                         Cancer Institute, Bethesda,
                         MD, since December 1997; Professor
                         and Director, Cancer Control
                         Research, Duke Comprehensive
                         Cancer Center, Durham, NC, until
                         December 1997

Marvin R. Schuster       Chairman of the Board, Schuster          63   2000        12,000        *        12,000       *
                         Enterprises, Inc., Columbus GA;
                         (Owner of 58 Burger King Restaurants
                         in the Southeast); Chief Executive
                         Officer, Schuster Enterprises, Inc.,
                         until October 1999; Director,
                         Columbus Bank & Trust and Synovus
                         Trust Companies, Columbus, GA

Henry C. Schwob          President, Schwob Realty Company,        73   1965       593,602       .2     5,774,703      .9
                         Columbus, GA; Director, First Union
                         National Bank of Georgia, Atlanta, GA

J. Kyle Spencer          President, Spencer Investment Company,   74   1968       819,579       .3     8,051,790     1.2
                         Columbus, GA; Retired Director, First
                         Union National Bank of Georgia,
                         Columbus, GA; Retired Chairman of the
                         Board, Bank South N.A., Columbus, GA

Glenn Vaughn, Jr.        Retired Chairman of the Board,           71   1990        64,449        *        481,968     .1
                         Columbus Ledger-Enquirer,
                         Columbus, GA

                                                                 7

                                                                                SHARES OF
                                                                               COMMON STOCK             VOTING
                                                                               BENEFICIALLY             RIGHTS
                                                                                OWNED ON     PERCENT      ON       PERCENT
                                                                      YEAR       MARCH 1,    OF OUT-    MARCH 1,     OF
                                                                      FIRST       2001       STANDING    2001     AVAILABLE
NAME                     PRINCIPAL OCCUPATION (1)                AGE  ELECTED    (2) (3)     SHARES       (2)       VOTES
----                     ------------------------                ---  -------  ------------  --------  ---------  ---------
Robert L. Wright         Chief Executive Officer, Dimensions      63   1999        11,500        *        11,500       *
                         International, Alexandria, VA;
                         Chairman, Dimensions International,
                         since July 1999; President, Dimensions
                         International, until June 1999;
                         Director, Riggs Bank, Washington, D.C.

 (*)    Percent not listed if less than .1%
(**)    American Family Life Assurance Company of Columbus ("AFLAC") is a wholly owned subsidiary of the Company.


(1)     Unless specifically noted, the respective Director or nominee has held the occupation for at least five years.

(2)     Includes options to purchase shares (and available votes), which are exercisable within 60 days, for Daniel P.
        Amos, 1,710,207 (9,299,079); J. Shelby Amos, II, 46,000 (316,000); Michael H. Armacost, 18,000 (36,000); Kriss
        Cloninger, III, 341,056 (2,285,560); Joe Frank Harris, 74,125, (597,250); Elizabeth J. Hudson, 46,000 (316,000);
        Kenneth S. Janke, Sr., 16,000 (16,000); Charles B. Knapp, 46,000 (316,000); Takatsugu Murai, 2,000 (2,000);
        Yoshiki Otake, 125,000 (1,250,000); Barbara K. Rimer, 46,000 (316,000); Marvin R. Schuster, 2,000 (2,000); Henry
        C. Schwob, 46,000 (316,000); J. Kyle Spencer, 46,000 (316,000); Glenn Vaughn, Jr., 46,000 (316,000); and Robert
        L. Wright, 4,000 (4,000).

(3)     All stock is owned solely and directly by the nominee except as follows:

        Daniel P. Amos, 123,876 shares owned by spouse; 3,013,141 shares owned by partnerships of which Mr. Amos is a partner; 547,384 shares owned by trusts with Mr. Amos as trustee; 105,009 shares owned by trusts with his wife as trustee; 366,450 shares owned by the Daniel P. and Shannon Amos Foundation, Inc.; and 4,000 shares owned by the Paul S. Amos Family Foundation, Inc.  Does not include 11,079 shares owned by a trust with his wife as trustee of which Mr. Amos disclaims beneficial ownership.

        J. Shelby Amos, II, 229,150 shares owned by his children with Mr. Amos as trustee; and 21,264 shares owned by a corporation of which Mr. Amos is a controlling shareholder.

        Kriss Cloninger, III, 848 shares owned by spouse; 25,000 shares owned by partnerships of which Mr. Cloninger is a partner.

        M. Delmar Edwards, 25,630 shares owned by a trust with Dr. Edwards as trustee.

        Elizabeth J. Hudson, 40,350 shares owned jointly with spouse.

                                                                 8

        Kenneth S. Janke, Sr., 23,234 shares owned by a trust with Mr. Janke as trustee; 5,828 shares owned by a trust with his wife as trustee; 19,400 shares owned by a partnership of which Mr. Janke is a partner; 10,000 shares owned by the NAIC Growth Fund of which Mr. Janke is President; and 526 shares owned by an investment club of which Mr. Janke is a member.

        Charles B. Knapp, 3,000 shares owned by spouse.

        Takatsugu Murai, 1,500,000 shares owned by The Dai-Ichi Kangyo Bank, Ltd.; Mr. Murai shares the power to vote these shares.

        E. Stephen Purdom, 15,100 shares owned by minor child with Mr. Purdom as custodian.

        Barbara K. Rimer, 400 shares owned jointly with spouse; and 42 shares owned by spouse.

        Henry C. Schwob, 58,004 shares owned by spouse; and 1,621 shares owned by his children with spouse as custodian.

        J. Kyle Spencer, 73,614 shares owned by spouse; 127,915 shares owned by trusts with Mr. Spencer's son as trustee; 68,324 shares owned by a partnership of which Mr. Spencer is a partner.

        Glenn Vaughn, Jr., 14,629 shares owned jointly with spouse; and 3,776 shares owned by spouse.

(4)     First year nominated.

        Daniel P. Amos is the son of Paul S. Amos.  J. Shelby Amos, II is the nephew of Paul S. Amos.  Daniel P. Amos and J. Shelby Amos, II are cousins.  Kenneth S. Janke, Sr. is the father of Kenneth S. Janke Jr., an executive officer of the Company.  No other family relationships exist among any other executive officers or Directors.





















                                                                 9

               SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Pursuant to Section 16 of the Exchange Act, as amended, executive officers, directors and holders of more than 10% of the Common Stock are required to file reports of their trading in Company equity securities with the Securities and Exchange Commission.

     Based solely on its review of the copies of such reports received by the Company, or written representations from certain reporting persons that no reports on Form 5 were required for those persons, the Company believes that during the last fiscal year all Section 16 filing requirements applicable to its reporting persons were complied with, except as set forth below:

     Mr. M. Delmar Edwards failed to file on a timely basis one Form 4 relating to one transaction in the Company's stock.

                      CERTAIN EXECUTIVE OFFICERS

     The following table sets forth, as of March 1, 2001, the number of shares and percentage of outstanding Common Stock beneficially owned by the Named Executive Officers whose information was not provided under the caption "Election of Directors."


                    Common Stock Beneficially Owned and
                      Approximate Percentage of Class
                         as of March 1, 2001

                                            Percent               Percent
Name                           Shares (1)  of Shares   Votes(1)   of Votes
----                           ----------  ---------  ----------  --------

Paul S. Amos                    1,443,999      .5     14,289,870     2.1

Joseph P. Kuechenmeister           66,483       *        563,112      .1


All Directors and executive
officers as a group
(32 persons)                   15,424,189     5.8    123,776,076    17.8

* Percentage not listed if less than .1%

(1)   All stock is owned solely and directly except as follows:

     Paul S. Amos, 41,346 shares owned by spouse; 339,900 shares owned by trust with Mr. Amos as trustee; 1,000,000 shares owned by a partnership of which Mr. Amos is a partner; and 4,000 shares owned by the Paul S. Amos Family Foundation, Inc.

     Joseph P. Kuechenmeister, 5,670 shares owned by spouse; and options to purchase shares (and available votes), which are exercisable within 60 days, 35,827 (358,270).

     All Directors and executive officers as a group, options to purchase shares (and available votes), which are exercisable within 60 days, 3,914,324 (27,558,746).

           BOARD AND COMMITTEE MEETINGS AND DIRECTORS' COMPENSATION

     During 2000, the Board of Directors met six times, and all Directors attended more than 75% of the meetings of the Board and of the Board Committees on which they served except Mr. Michael J. Armacost and M. Delmar Edwards, M.D.

                           THE AUDIT COMMITTEE

     The Audit Committee, which met five times during 2000, is charged with the duties of assuring that proper guidelines are established for the dissemination of financial information; meeting periodically with, and reviewing recommendations of, the Company's independent and internal auditors; meeting periodically with management with respect to the Company's system of internal controls and accounting systems used by the Company; determining that no restrictions are placed on the scope of the examination of the financial statements by the independent auditors; reviewing consolidated financial statements; and performing any other duties or functions deemed appropriate by the Board. The Committee also recommends to the Board of Directors the appointment of the Company's principal independent auditors. At least annually, the Committee reviews the services performed and the fees charged by the independent auditors.

     The independent auditors have direct access to the Audit Committee and may discuss any matters that arise in connection with their audits, the maintenance of internal controls and any other matters relating to the Company's financial affairs. The Committee may authorize the independent auditors to investigate any matters that the Committee deems appropriate and may present its recommendations and conclusions to the Board.

                          Audit Committee Report

     The Audit Committee of the Company's Board of Directors is composed of three directors, each of whom is independent as defined by New York Stock Exchange listing standards. The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

     Management has the primary responsibility for the Company's financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards in the United States and to issue a report thereon. The Audit Committee has general oversight responsibility to monitor and oversee these processes.

     In connection with these responsibilities, the Audit Committee has met with management and the independent auditors to review and discuss the Company's audited consolidated financial statements for the year ended December 31, 2000. The Audit committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. l (Independence Discussions with Audit Committees), and the Audit Committee has discussed with the independent auditors the independent auditor's independence.

     Based upon the Audit Committee's discussions with management and the independent auditors, as set forth above, and the Audit Committee's review of the representations of management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                               AUDIT COMMITTEE

                            J. Kyle Spencer, Chairman
                               Marvin R. Schuster
                                Robert L. Wright

                          THE NOMINATING COMMITTEE

     The Nominating Committee met once during 2000 to recommend nominees for election as Directors at the Annual Meeting of Shareholders. The members of the Nominating Committee are Mr. Kenneth S. Janke, Sr., Dr. Barbara K. Rimer, and Mr. Daniel P. Amos. The Committee will consider, as potential nominees, persons recommended by shareholders in accordance with the procedures set forth in the Company's Bylaws. The Company's Bylaws provide that a shareholder nominating persons for election to the Board, in general, must give notice thereof in writing to the Secretary of the Company not less than 60 nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.

                           DIRECTORS COMPENSATION

     Each Director of the Company receives $20,000 annually for service as such. A Director serving on one or more committees who is not an officer of the Company receives an additional $7,200 annually for that service ($2,400 if an officer). Each Director also receives $2,000 for attendance at each meeting of the Board of Directors. In addition, the chairmen of the Compensation and Audit Committees receive annually $10,000 and $12,000, respectively.

     During 2000, Mr. Henry C. Schwob received $48,237 for providing consulting services to AFLAC's Investment Committee.

     Directors who are not also employees of the Company or its subsidiaries have been granted non-qualified stock options pursuant to the Amended 1985 Stock Option Plan (the "1985 Plan") and the 1997 Stock Option Plan (the "1997 Plan"). The exercise price for the options is the fair market value of the Common Stock on the date of grant. Pursuant to amendments to the 1985 Plan approved by shareholders at the 1994 annual meeting, each new non-employee director, including any advisory director, was granted an option to purchase 10,000 shares of Common Stock as of the earlier of the date such individual was appointed to the Board or the date of the first annual meeting of shareholders at which such Director was elected to the Board. In addition to grants from the 1985 Plan, the 1997 Plan, approved by shareholders at the 1997 annual meeting, provides for two automatic grants of 10,000 shares each as of August 1, 1997, and August 1, 2002, as well as the first-time grant to newly appointed or elected non-employee directors. Options granted to each non-employee director will become exercisable in cumulative installments of 20% of the shares of Common Stock covered thereby as of the date of the grant, and an additional 20% as of each of the next four anniversaries of the date of the option grant to the extent the non-employee director continues to be a director as of that date, provided, however, that upon cessation of service by reason of retirement, a non-employee director will become immediately vested in all outstanding options that have not yet expired. The exercise price of all shares of Common Stock subject to options granted to non-employee directors will be 100% of the fair market value of such shares as of the date of grant.

     The Company maintains a retirement plan for non-employee directors who have attained age 55 and completed at least five years of service as a non-employee director. The annual benefit paid to a non-employee director upon retirement (or to his or her spouse in the event of death prior to retirement or prior to completion of payments under the plan) is equal to the director's compensation in the twelve months preceding retirement, including retainer and regular Board member fees, but excluding committee fees, paid for a period of time equal to the number of completed years served as a non-employee director.


                      COMPENSATION COMMITTEE REPORT

     This report on the compensation policies, components and decisions of the Company for 2000 with respect to the Company's executive officers is presented by the Compensation Committee of the Company, consisting of Governor Joe Frank Harris, Chairman of the Compensation Committee, Mr. Glenn Vaughn, Jr., Dr. M. Delmar Edwards, and until May 1, 2000, Mr. Robert L. Wright. All such members of the Compensation Committee are outside Directors as defined by Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986 as amended (the "Code"). The function of the Compensation Committee is to approve current compensation arrangements for executive officers of the Company who are also members of the Board of Directors, including among the Named Executive Officers, Messrs. Daniel P. Amos, Paul S. Amos, Yoshiki Otake, and Kriss Cloninger, III. The Compensation Committee determines all aspects of compensation for executive officers who are members of the Board with respect to stock options, and under the Company's Management Incentive Plan with respect to all executive officers (as defined therein and including the Named Executive Officers other than Mr. Joseph P. Kuechenmeister, who does not participate in that plan). Other compensation decisions for executive officers are made by the Chief Executive Officer, Mr. Daniel P. Amos. The Compensation Committee met a total of five times over the past fiscal year.

                        Compensation Policies and Goals

     The Company's goal is to retain, motivate and reward management of the Company through its compensation policies and awards, while aligning their interests more closely with those of the Company and its shareholders. With respect to the retention of management, the Company seeks to attract and retain the highest caliber of management by offering, in addition to other intangible non-monetary benefits, total compensation that is comparable to that offered by its competitors. The Company believes that it is also important to provide compensation components that accrue to the benefit of, and provide security to, its management over the long term, such as pension benefits, to promote the retention of management. To align the interest of management more closely with that of the Company and to motivate and reward individual initiative and effort, the Company seeks to promote performance-based compensation so that contribution to the Company as a whole, as well as the attainment of individual performance goals, is rewarded. Through the use of performance-based plans that reward attainment of division or Company goals, the Company seeks to foster an attitude of teamwork, and the use of tools like equity ownership is important to ensure that the efforts of management are consistent with the objectives of shareholders. Through the use of stock options, the Company seeks to promote increased equity ownership by management in the Company.

                         Compensation Components

     At present, the compensation of the executive officers of the Company consists of a combination of salary, incentive bonuses, stock options, contributions to or accruals for benefit plans, and participation in various other plans, such as the Company's 401(k) plan, as well as medical and other personal benefits typically offered to executives at large corporations.

     Salaries. In 2000, salaries for executive officers generally were increased at an average rate of 5% to reflect both a cost-of-living increase and to recognize the Company's favorable performance in fiscal 1999 (as described below). With respect to Mr. Daniel P. Amos, no change in salary was made, despite the findings of a 2000 report (the "Consultant Report") prepared for purposes of compensation evaluation by an independent compensation consultant (the "Consultant") as to the favorable comparative performance of the Company. The Consultant had been retained by the Compensation Committee to evaluate the total compensation of the Company's top five compensated executives, to critique the Company's executive compensation program in relation to data from other companies and to identify trends in executive compensation. The Consultant Report compared the Company with a peer group of 13 generally successful industry-related companies of relative size (generally one-third to 2.5 times the Company's revenue size) in the areas of asset and revenue size, net income, premium income, earnings per share, return on average equity, return on average assets and three-year total shareholder return, and found that the Company's performance significantly exceeded that of the peer group on virtually all bottom line and return measures, ranking the Company third in composite performance (and first if the effect of the yen/dollar currency exchange rate were excluded). The comparator insurance companies were identified to the Compensation Committee by the Consultant as appropriate comparators to the Company from a business standpoint and for executive talent. The peer group included members of the S&P Life Insurance Index, which is one of the indices used in the Company's "Stock Performance Graph" (see page 20), but also includes a broader group of companies including those historically viewed by the Company as its most direct competitors.

     Despite the Company's superior comparative performance, in light of limits on tax deductibility for executive compensation under Section 162(m) and the desire to emphasize stock compensation in lieu of cash compensation, the Compensation Committee determined that a salary increase for Mr. Daniel
P. Amos at this time was not appropriate. Instead, the decision was made to maintain Mr. Daniel P. Amos' salary and to increase the emphasis on long-term equity compensation in his overall compensation through the use of a stock option grant (described below) as additional compensation. In 2000 the salary for Mr. Paul S. Amos was increased by 5% based on the Company's comparative superior performance in 1999 and the desire to adequately compensate him for his value to the Company. Given that Mr. Paul S. Amos is approaching retirement age, the Compensation Committee determined that a salary increase in his case was appropriate, despite the deductibility considerations of Section 162(m), rather than an option grant or the use of other long-term compensation.

     Bonuses. Under the Company's Management Incentive Plan for 2000, target cash bonuses in an amount equal to 15% to 120% of salary, with respect to the Company and its subsidiaries' executive officers generally, and with respect to Messrs. Daniel P. Amos and Paul S. Amos, pursuant to their employment agreements, are paid on the basis of the attainment of target annual performance goals for the Company and, generally speaking, personal goals. None of the Named Executive Officers, however, have personal goals. In the event that specified performance goals are achieved, Messrs. Daniel P. Amos and Paul S. Amos, may earn up to 180% (140%, and 76%, respectively, for Messrs. Kriss Cloninger, III and Yoshiki Otake) of salary as a cash bonus. The establishment of the percentage of salary that such bonus may constitute upon the attainment of target goals for Messrs. Daniel
P. Amos, Paul S. Amos, Kriss Cloninger, III, and Yoshiki Otake, was based on the recognition by the Compensation Committee that the bonus goals are set very aggressively, that such performance-based compensation should account for a substantial proportion of the total compensation for these top two executives of the Company, and with respect to Mr. Daniel P. Amos, the limitations on his salary under Section 162(m) which have resulted in an increase in the proportion of his compensation based on performance of the Company.

     The performance goals are established on the basis of recommendations by management, and the awards, if attained, are paid in the following year. With respect to 2000, the Compensation Committee established Company performance goals for executive officers, including the CEO, based on, among other things, operating earnings per share (excluding effects of currency fluctuations), premium income, increases in new sales, operating expense controls, pretax operating earnings, and, in the case of most executive officers other than the Named Executive Officers, personal goals. (In connection with compliance with Section 162(m), the Compensation Committee deemed it appropriate that the bonus components of the Named Executive Officers were based on objective Company performance goals rather than more subjective personal goals.) With respect to Messrs. Daniel P. Amos and Paul
S. Amos, 50% of the target award was attributed to the earnings-per-share goal, while the other Company performance goals accounted for 50% of the total possible award in 5% to 10% increments. With respect to Mr. Kriss Cloninger, III, 53% of his target award is attributed to the earnings per share goal while other Company performance goals account for the remainder of his total possible award in varying increments. With respect to Mr. Yoshiki Otake, 10% of his target award is attributed to the earnings per share goal while other Company performance goals account for the remainder of his total possible award in varying increments. With respect to each Company performance goal, a minimum, target and maximum performance level is specified, the attainment of which determines the amount paid with respect to each performance goal, except for the earnings-per share goal, under which benefits are paid at one specified level but only if target performance is attained or exceeded. The bonus percentage is increased subject to a specified maximum percentage, or decreased to the extent the Company performance levels vary from target levels. Payment on attainment of any particular performance goal may occur independently of (i.e., is not contingent upon) attainment of any other performance goal. For the year ended December 31, 2000, all of the Named Executive Officers achieved bonus levels over the target bonus levels but below maximum bonus levels, reflecting the fact that Company performance levels generally exceeded target levels.

     Other Benefits and Actions. The Company maintains (i) its 1985 and 1997 Plans pursuant to which officers and other employees are or have been granted options to purchase Company stock; (ii) its Retirement Plan for senior officers (the "Retirement Plan"), which provides lifetime retirement and medical benefits to plan participants; (iii) its Executive Deferred Compensation Plan, a non-qualified contributory benefit plan for officers and (iv) its Supplemental Executive Retirement Plan (the "SERP") for certain key executives of the Company and certain subsidiaries who do not participate in the Retirement Plan, which provides for certain pension benefits in the event of termination (other than for cause), upon death, at or after age 55 or in certain change-in-control situations. Certain Named Executive Officers are participants in the Retirement Plan or in the SERP, but not both. The executive officers of the Company may also participate in the Company's nondiscriminatory 401(k) plan and a noncontributory defined benefit pension plan covering substantially all employees.

     In its evaluation of executive compensation, the Consultant Report found that, despite the Company's superior performance compared to the comparison group, total direct compensation for the Company's five highest paid executives is generally below the median for total compensation for the peer companies, primarily due to the Company's conservative use of long-term incentives. As defined by the Consultant, total compensation includes total cash compensation plus the annualized value of long-term incentives. To address this conclusion and on the recommendation of the Consultants Report, in 2000, the Compensation Committee approved option grants exercisable for a total of 736,000 shares of Common Stock under the 1997 Plan to officers of the Company, including a grant of options to Mr. Daniel P. Amos exercisable for 380,000 shares in each case at fair market value on the date of grant. As noted above, the award to Mr. Amos reflects the Compensation Committee's decision to shift a greater portion of his compensation to long-term stock-based compensation and as well as (a) the Company's comparative superior performance in 1999, (b) the Compensation Committee's decision not to increase Mr. Daniel P. Amos' salary in 2000, (c) the fact that compensation in the form of stock options contains a higher level of risk to the executive (compared to a cash salary increase), (d) the Consultant Report finding that the total direct compensation levels for Mr. Amos should be at or above the 75% percentile for compensation for peer companies, in keeping with the Company's performance success and (e) Mr. Daniel P. Amos' option exercises over the past year, and the desire to maintain Mr. Daniel P. Amos' equity position in the Company (given that the Company does not provide for an automatic reload of options upon exercise).

     Mr. Kriss Cloninger, III received a grant exercisable for 100,000 shares and Mr. Joseph P. Kuechenmeister received a grant exercisable for 30,000 shares. In each case, options were exercisable for an amount equal to fair market value on the date of grant.

     The Compensation Committee believes that the executive compensation policies serve the best interests of the shareholders and the Company. The bonus and stock option components of compensation for Company executives are intended to be directly related to and commensurate with Company performance.

     In connection with making decisions on executive compensation, the Compensation Committee will take into account, as one of the factors which it considers, the provisions of Section 162(m), which limits the deductibility by the Company of certain categories of compensation in excess of $1,000,000 paid to certain executive officers. The Compensation Committee may determine (and, as described above, has determined), to authorize compensation arrangements that exceed the $1,000,000 deductibility cap imposed by Section 162(m). In this connection, the 1985 Plan, the 1997 Plan and the Management Incentive Plan presently conform to the requirements of Section 162(m) so that stock option grants and Management Incentive Plan awards are performance-based and not subject to the deduction limitation contained in Section 162(m).



                            Compensation Committee

                     Governor Joe Frank Harris - Chairman
                            M. Delmar Edwards
                            Glenn Vaughn, Jr.
                     Robert L. Wright (until May 1, 2000)

                                             SUMMARY COMPENSATION TABLE
                                  ANNUAL COMPENSATION                 LONG-TERM COMPENSATION AWARDS
                                                                              AWARDS              PAYOUTS
NAME AND                                                    OTHER      RESTRICTED  SECURITIES
PRINCIPAL                                                   ANNUAL        STOCK    UNDERLYING      LTIP      ALL OTHER
POSITION                  YEAR    SALARY       BONUS      COMPENSATION   AWARD(S)   OPTIONS       PAYOUTS   COMPENSATION
                                  ($)(1)      ($)(2)        ($) (3)       ($)        (#)          ($)        ($)(4)
------------------        ----    ---------  -----------  ------------ ----------   ---------     -------  ------------
Daniel P. Amos            2000     995,000   1,626,825      172,898         -0-      380,000       -0-         4,299
President and CEO         1999     995,000   1,605,930      159,543         -0-      380,000       -0-         5,988
                          1998     995,000     995,000      134,616         -0-      297,000       -0-         6,366

Paul S. Amos              2000   1,424,875   2,299,080      129,499         -0-        -0-         -0-           180
Chairman                  1999   1,357,026   2,162,508       91,721         -0-        -0-         -0-           195
                          1998   1,258,839   1,225,444       89,654         -0-        -0-         -0-        21,583

Joseph P. Kuechenmeister  2000     262,000   1,514,151       30,249         -0-       30,000       -0-         3,611
Sr. Vice President,       1999     262,000     885,293       26,567         -0-        -0-         -0-         6,105
Director of Marketing     1998     262,000     789,620       33,091         -0-       25,000       -0-         7,410

Yoshiki Otake             2000     832,607     445,653       32,400         -0-        -0-         -0-        27,059
Chairman                  1999     757,459     464,712       35,600         -0-        -0-         -0-        25,683
AFLAC Japan               1998     634,120     310,766       28,400         -0-        -0-         -0-        37,207

Kriss Cloninger, III      2000     500,000     638,125       24,340         -0-      100,000       -0-         4,731
Exec. Vice President      1999     475,000     598,738       34,498         -0-        -0-         -0-         6,723
and CFO                   1998     450,000     450,000       20,826         -0-      125,000       -0-         7,414

(1) Includes $1,424,875, $1,357,026, and $1,258,839 deferred salary in 2000, 1999 and 1998, respectively, for
    Mr. Paul S. Amos.

(2) Includes for all Named Executive Officers other than Mr. Joseph P. Kuechenmeister cash bonuses paid in 1999, 2000 and 2001 under the Management Incentive Plan and other cash bonus payments. Includes as to Mr. Joseph P.
    Kuechenmeister marketing bonus for services rendered during 2000, 1999 and 1998, of which $302,830, $177,059 and
    $157,424 was deferred in 2001, 2000 and 1999, respectively.  Includes cash bonuses for services rendered during
    1999, and 1998, of which $2,145,548, and $1,208,484 was deferred in 2000 and 1999, respectively, for Mr. Paul S.
    Amos.

(3) Includes aircraft expenses of $33,676 in 1998, and consulting services of $64,807 and $49,520 in 2000 and 1999 for
    Mr. Daniel P. Amos.  Includes Board and Committee fees of $32,400, $33,733, and $32,400 in 2000, 1999 and 1998,
    respectively, for Mr. Daniel P. Amos and Mr. Paul S. Amos and tax services of $27,000 in 1998 for Mr. Paul S. Amos.

(4) Includes premiums paid in 2000 for term life insurance in the amount of $810, $122, $27,059, and $1,242, for Mr.
    Daniel P. Amos, Mr. Joseph P. Kuechenmeister, Mr. Yoshiki Otake, and Mr. Kriss Cloninger, III, respectively, and
    Company-matching contributions to the 401(k) retirement plan in the amount of $3,489 for each of Mr. Daniel P. Amos,
    Mr. Joseph P. Kuechenmeister, Mr. Kriss Cloninger, III, and $180 for Mr. Paul S. Amos. Includes premiums paid in
                                                                 18

    1999 for term life insurance in the amount of $1,188, $1,305, $25,683, and $1,923, for Mr. Daniel P. Amos, Mr.
    Joseph P. Kuechenmeister, Mr. Yoshiki Otake, and Mr. Kriss Cloninger, III, respectively, and Company-matching contributions to the 401(k) retirement plan in the amount of $4,800 for each of Mr. Daniel P. Amos, Mr. Joseph P.
    Kuechenmeister, Mr. Kriss Cloninger, III, and $195 for Mr. Paul S. Amos. Includes premiums paid in 1998 for term life insurance in the amount of $1,566, $21,583, $2,610, $37,207 and $2,614, for Mr. Daniel P. Amos, Mr.
    Paul S. Amos, Mr. Joseph P. Kuechenmeister, Mr. Yoshiki Otake, and Mr. Kriss Cloninger, III, respectively, and
    Company-matching contributions to the 401(k) retirement plan in the amount of $4,800 for each of Mr. Daniel P. Amos,
    Mr. Joseph P. Kuechenmeister and Mr. Kriss Cloninger, III.






































                                                                 19

                           STOCK PERFORMANCE GRAPH


     The following graph compares the five-year performance of the Company's Common Stock to the Standard & Poor's 500 Index (S&P 500), and the Standard & Poor's Life Insurance Index (S&P Life). The Standard & Poor's Life Insurance Index includes: AFLAC Incorporated, American General Corp., Conseco, Inc., Jefferson-Pilot Corp., Lincoln National Corp., Metlife Incorporated, Torchmark Corp., and UnumProvident Corp. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at December 31, 1995, and that all dividends were reinvested.














(Stock Performance graph inserted here.)














                         Performance Graph Index
                               DECEMBER 31


                      1995      1996      1997      1998      1999      2000
                      ----      ----      ----      ----      ----      ----

AFLAC INCORPORATED     100       149       180       311       337       518

S&P 500                100       123       164       211       255       232

S&P LIFE               100       122       153       161       139       158


     (All performance data provided by Research Data Group, Inc., San Francisco, CA 94107)

                     RETIREMENT PLANS FOR KEY EXECUTIVES

     Participants in the Retirement Plan receive full compensation for the first 12 months after retirement. Thereafter, the participants may elect to receive annual lifetime retirement benefits equal to 60% of their final compensation, or 54% of such compensation with 1/2 of such amount to be paid to their spouses for a specified period after death of the participant. Final compensation is deemed to be the higher of (i) the compensation paid during the last 12 months of active employment with the Company, or (ii) the highest compensation received in any calendar year of the last three years preceding the date of retirement. Compensation under this plan is defined to be base salary plus bonus. All benefits are subject to annual cost-of-living increases as the Compensation Committee may approve. Retired participants and their spouses are also entitled to receive full medical expense benefits for their lifetimes. The benefits payable under the plan are not subject to Social Security or defined benefit pension plan offsets.

     Generally, no benefits are payable until the participant accumulates 10 years credited service at age 60 or 20 years credited service. Reduced benefits may be paid to a participant who retires (other than for disability) before age 65 with less than 20 years credited service.

     Mr. Daniel P. Amos and Mr. Paul S. Amos are covered by this plan. AFLAC has entered into a similar agreement with Mr. Yoshiki Otake. Mr. Daniel P. Amos, Mr. Paul S. Amos and Mr. Yoshiki Otake have 27, 46 and 26 years, respectively, of credited service.


                  RETIREMENT PLAN FOR SENIOR OFFICERS TABLE
                           (all $ in thousands)
                            YEARS OF SERVICE

 COMPENSATION           20             25             30             35
 ------------          ----           ----           ----           ----
   $1,000            $  600         $  600         $  600         $  600
    1,500               900            900            900            900
    2,000             1,200          1,200          1,200          1,200
    2,500             1,500          1,500          1,500          1,500
    3,000             1,800          1,800          1,800          1,800
    3,500             2,100          2,100          2,100          2,100
    4,000             2,400          2,400          2,400          2,400
    4,500             2,700          2,700          2,700          2,700
    5,000             3,000          3,000          3,000          3,000

     The Company maintains the SERP for certain key executives of the Company and its subsidiaries who do not participate in the Retirement Plan. Participation in the SERP is limited to key employees of the Company (and its subsidiaries) designated by the Board of Directors of the Company from time to time. Participants generally must be employed with the Company or a subsidiary at age 55, and with respect to participants who began participating in the SERP after August 11, 1992, must also complete at least 15 years of employment with the Company or a subsidiary and participate in the SERP for at least 5 years to be eligible to receive benefits under the SERP. In the case of certain participants who terminate employment before age 55 but who continue to provide services to the Company pursuant to a consulting agreement, the Chief Executive Officer may, in his or her discretion, cause service during such consulting period to be credited for benefits eligibility (but not benefit accrual) purposes. The SERP includes a three-tiered benefit formula that provides for a 40% benefit upon retirement between the ages of 55 to 59, a 50% benefit upon retirement between the ages 60 to 64, and a 60% benefit upon retirement for ages 65 and over. The benefit formula computes benefits using the average of annual compensation for the three consecutive calendar years out of the final ten consecutive calendar years of employment that yields the highest average. Average compensation is calculated using "Annual Compensation," which is defined to include both base salary and bonuses for a calendar year. Under the terms of the plan, all benefit calculations are subject to offset for amounts paid under the Company's defined benefit pension plan.

     Benefits are generally payable in the form of an annuity for the life of the participant. However, a participant may elect a joint and survivor annuity pursuant to which he or she will receive reduced benefits during his or her lifetime and, after his or her death, his or her surviving spouse will receive a monthly benefit equal to 50% of the amount that had been paid to the participant. No benefits are payable to a participant whose employment is terminated before age 55 except for certain terminations following a "change in control." If a participant dies after age 55 but before benefits are paid under the plan, his or her spouse will receive a death benefit equal to 50% of the benefits that the participant would have been entitled to receive had he or she retired on the day preceding the date of his or her death. If a participant's employment is terminated for "cause," he or she immediately forfeits all rights and entitlements under the plan. The benefits payable under the plan are not subject to Social Security offset; benefits are subject to offset for amounts paid under the Company's defined benefit pension plan. See "Employment Agreements and Termination of Employment Arrangements" for additional information regarding the SERP.

     Mr. Kriss Cloninger, III participates in the SERP. The estimated annual benefit payable upon a retirement age of 55 for Mr. Cloninger is $389,817.

                         DEFINED BENEFIT PENSION PLAN

     The Company has a noncontributory defined benefit pension plan covering substantially all U.S. employees who satisfy the eligibility requirements. Benefits are calculated in accordance with the following formula: l% of average monthly compensation times years of credited service not in excess of 25 years, plus .5% of average monthly compensation times years of credited service in excess of 25 years. Participants are eligible to receive normal retirement benefits upon attaining their normal retirement age of 65. Participants with 15 years of credited service are eligible to receive reduced normal retirement benefits upon reaching their early retirement age of 55. A participant can be eligible for full normal retirement benefits when the participant's years of credited service plus attained age equals or exceeds 80. For purposes of the plan, average monthly compensation is deemed to be the participant's highest average compensation during any five consecutive years of service within the 10 consecutive plan years of service immediately preceding retirement. Compensation generally means salaries and annual incentive bonuses. The benefits payable under the plan as amended are not subject to adjustment for Social Security benefits or other offsets. The benefits payable under the plan may be paid monthly over the life of the participant (with joint and survivor options available at reduced rates). The maximum retirement benefit is limited in accordance with section 415 of the Code to $135,000 for 2000. The maximum compensation that may be taken into account in the calculation of retirement benefits is limited in accordance with section 401(a) (17) of the Code to $170,000 for 2000. These limitation amounts for future years will be indexed for cost-of-living adjustments, but only increase when a new $5,000 increment ($10,000, in the case of Section 401(a)(17)) is reached. The following table reflects annual benefits as determined by the above formula.


                      DEFINED BENEFIT PENSION PLAN TABLE

                               YEARS OF SERVICE


COMPENSATION             15            20         25         30          35
------------            ----          ----       ----       ----        ----
  $ 25,000           $ 3,750       $ 5,000    $ 6,250    $ 6,875     $ 7,500
    50,000             7,500        10,000     12,500     13,750      15,000
    75,000            11,250        15,000     18,750     20,625      22,500
   100,000            15,000        20,000     25,000     27,500      30,000
   125,000            18,750        25,000     31,250     34,375      37,500
   150,000            22,500        30,000     37,500     41,250      45,000
   170,000            25,500        34,000     42,500     46,750      51,000

     Mr. Daniel P. Amos, Mr. Joseph P. Kuechenmeister and Mr. Kriss Cloninger, III have 27 years, 13 years and 9 years, respectively, of credited service in the plan.

     Mr. Otake has waived his rights to participate in the Company's retirement or pension plans. See "Employment Agreements and Termination of Employment Arrangements."


      EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     On August 1, 1993, the Company entered into an employment agreement with Mr. Daniel P. Amos which provided for a three-year term commencing August 1, 1993, with automatic extensions of one-year periods to the term of the agreement occurring on an annual basis beginning August 1, 1994, unless written notice of termination is given prior to such annual extensions. Pursuant to the agreement as currently in effect, Mr. Amos is entitled to receive an annual base salary of $995,000.

     The agreement provides that Mr. Amos (referred to hereafter as the "Executive") will continue to participate in the Management Incentive Plan, the Retirement Plan and the 1997 Plan, and will participate in all other fringe benefit plans applicable to employees generally or provided to senior executives of the Company. The Executive may receive other benefits as determined from time to time by the Compensation Committee.

     Pursuant to the agreement, the Company remains obligated to continue compensation and benefits to the Executive for the scheduled term of the agreement if the employment of the Executive is terminated by the Company without "good cause." If the Executive's employment is terminated by the Company for "good cause," or by the Executive without "good reason," the Company is generally obligated to pay compensation and benefits only to the date of termination (except that the Executive is entitled to benefits under the Retirement Plan if the termination is not for "good cause"). "Good cause" generally means (i) the willful failure by the Executive to substantially perform his management duties for more than 60 days, (ii) intentional conduct by the Executive causing substantial injury to the

Company, or (iii) the conviction or plea of guilty by the Executive of a felony crime involving moral turpitude. "Good reason" is defined to include a breach of the agreement, a diminution or change in the Executive's title, duties or authority, or a relocation of the Company's principal offices. Upon voluntary termination without "good reason" or termination by the Company for "good cause," the Executive is prohibited for a two-year period from directly or indirectly competing with the Company.

     The agreement provides that compensation and benefits continue for certain specified periods in the event that the Executive becomes totally disabled. Upon the death of the Executive, his estate is to be paid an amount, payable over a three-year period, equal to the Executive's base salary and any bonus actually paid during the last three years of his life.

     Upon a "change in control" of the Company, the agreement is extended for an additional three-year period. If, following a change in control, the Executive's employment with the Company is terminated by the Company without "good cause," or by the Executive for "good reason," the Company must pay to the Executive, among other payments but in lieu of any further salary payments subsequent to the date of termination, a lump-sum severance payment equal to three times the sum of the Executive's base salary and bonus under the Management Incentive Plan (as paid during periods specified in the agreement).

     A "change in control" is generally deemed to occur when: (i) a person or group acquires beneficial ownership of 30% or more of the Common Stock;
(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority of the Board; or (iii) the shareholders approve a liquidation or sale of substantially all of the assets of the Company or certain merger and consolidation transactions.

     On August 1, 1995, the Company entered into an employment agreement with Mr. Paul S. Amos. This agreement provides for a three-year term commencing August 1, 1995, with automatic extensions of one-year periods to the term of the agreement occurring on an annual basis beginning August 1, 1996, unless written notice of termination is given prior to such annual extensions. Pursuant to the agreement as currently in effect, as of January 1, 2001, Mr. Amos is entitled to receive an annual base salary of $1,758,707.

     Other material terms of Mr. Paul S. Amos' employment agreement relating to termination, disability, death and changes in control of the Company are substantially similar to such provisions in Mr. Daniel P. Amos' employment agreement, as described above.

     On July 15, l997, the Company entered into a deferred compensation agreement with Mr. Paul S. Amos. Pursuant to the agreement, Mr. Amos may elect to defer up to 100% of his salary and annual bonus for each calendar year commencing with 1998, such deferred amounts are credited to an account maintained by the Company. The Company has established a trust to satisfy its obligations to pay such deferred amounts at the time elected by Mr. Amos at the time of each deferral, but Mr. Amos will have no prior claim to the assets of the trust over the general creditors of the Company in the event of the insolvency of the Company. Deferred amounts credited to Mr. Amos' account will receive interest annually at a rate equal to earnings for the calendar year on investments made by the trust with amounts contributed by the Company.

     Payments of deferred amounts may occur in lump-sum or in annual installments, or as otherwise determined by the Company and elected by Mr. Amos at the time of the deferral. Lump-sum distributions may occur in advance of the elected time of payout in the event of (i) medical hardship, as determined by the Company (limited to the amount necessary to meet such hardship), (ii) certain defined changes in control of ownership of the Company (consisting of (a) the acquisition of 30% or more of the Company's outstanding shares or voting power by a person, entity or group, (b) approval by the Company's shareholders of a reorganization, merger or consolidation where at least 50% of the share ownership of the Company following such event is not held by persons who were shareholders of the Company prior to such event or (c) the liquidation or dissolution of the Company or the sale of all or substantially all of the Company's assets) or
(iii) the termination of employment of the CEO of the Company.

     Pursuant to an employment agreement between the Company and Mr. Kriss Cloninger, III, as amended, Mr. Cloninger is employed as Chief Financial Officer of the Company. The term of the agreement is subject to automatic two-year extensions on an annual basis beginning March 16, 1994, unless written notice that such extension will not occur is given prior to such annual date by either party. Mr. Cloninger is entitled to a base salary per year of $525,000, which shall be increased annually during the term of the agreement and any extensions thereof, as determined by the Company's CEO. The Company shall also pay Mr. Cloninger, as performance bonus compensation, an amount each year under the Company's Management Incentive Plan.

     Mr. Cloninger will be eligible to participate in all fringe benefit programs applicable to employees generally, and shall receive such other "fringe" or employee benefits (including awards of stock options) as are provided to key executive employees of the Company and that are appropriate to his responsibilities as Chief Financial Officer.

     Other material terms of Mr. Cloninger's employment agreement relating to termination, disability, death and changes in control of the Company are substantially similar to such provisions in Mr. Daniel P. Amos' employment agreement, as described above.

     Mr. Kriss Cloninger, III is a participant in the SERP. Under the plan, as amended, in the event that a participant's employment with the Company is terminated within two years of a "change in control" of the Company other than for death, disability or cause, or a participant terminates his employment during such period for "good reason," the participant becomes 100% vested in his retirement benefits and is entitled to receive a lump-sum amount equal to the actuarial equivalent of the annual retirement benefit to which he would have been entitled had he remained in the employ of the Company until (i) age 55 (in the case of a participant who is not yet 55);
(ii) age 60 (in the case of a participant who is at least 55, but not yet
60); or (iii) age 65 (in the case of a participant who is at least 60, but not yet 65), as the case may be. A "change in control" shall generally occur under the same circumstances described as a "change in control" in Mr. Daniel P. Amos' employment agreement. "Cause" shall mean generally: (i) the participant's willful failure to substantially perform his duties with the Company (other than that resulting from illness or after a participant gives notice of termination of employment for "good reason") after a written demand for substantial performance is delivered to the participant by the Board, or (ii) the willful engaging by the participant in materially injurious conduct to the Company. "Good reason" is defined to include various adverse changes in employment status, duties and/or compensation and benefits following a "change in control." Benefits may be reduced to the extent that they are not deductible by the Company for income tax purposes.

     Pursuant to an employment agreement between AFLAC and Mr. Yoshiki Otake, Mr. Otake is to serve as Chairman of AFLAC Japan (or, upon his removal, the position of a senior officer of AFLAC Japan) through 2004, subject to annual renewals thereafter by the mutual consent of the parties. He is entitled to receive a base salary in 2001 of 92,923,000 yen ($809,786 at the 2000 year-end exchange rate) and is eligible for a short-term management incentive bonus with a target amount of 40% of his base salary. Pursuant to the agreement, Mr. Otake will be considered for salary increases in the same manner and time as the senior executive officers of AFLAC. Mr. Otake also participates in the Company's 1985 and 1997 Plans in the same manner as most AFLAC senior officers and directors.

     Under the agreement, Mr. Otake is eligible for full retirement benefits at age 65 and may take voluntary early retirement with reduced benefits upon the approval of AFLAC. Mr. Otake is entitled to full retirement benefits upon total and permanent disability prior to age 65. His full retirement benefits (which are subject to annual adjustment for cost-of-living increases proportionate to those granted to senior officers of AFLAC Japan) consist of a choice between (i) 60% of the higher of his total compensation (defined under this agreement as base salary and bonus) for the last 12 months of employment, or the highest total compensation received in any calendar year during the agreement term, to be paid during the remainder of Mr. Otake's life, or (ii) 54% of such compensation, paid to Mr. Otake during the remainder of his life, with 1/2 of such amount to be paid to his spouse for a specified period of time after his death. After retirement, Mr. Otake and his spouse shall receive medical benefits for the remainder of their lives. Until Mr. Otake reaches 65, where mutual consent to renew the agreement is not obtained but where Mr. Otake remains mentally and physically sound, he is allowed to continue his employment with such stature as deemed appropriate by AFLAC with a starting salary equivalent to 70% of his last salary, subject to annual cost-of-living increases. Mr. Otake has agreed not to engage in any activity competitive with AFLAC while any benefits (including retirement benefits) are being paid to him by AFLAC. In consideration of the benefits contained in his agreement, Mr. Otake has waived any rights to participate in any other AFLAC or AFLAC Japan retirement or pension plans.

                                       OPTION GRANTS IN 2000
                                                                                     Potential Realizable Value
                                                                                       at Assumed Annual Rates
                                                                                     of Stock Price Appreciation
                         Individual Grants                                                for Option Term (1)
________________________________________________________________________________   ________________________________
                         Number of       Percent of                                   IF STOCK          IF STOCK
                         Securities       Options                                        AT                AT
                         Underlying      Granted to     Exercise                       $98.79           $157.31
                          Options        Employees      of Base
                         Granted         in 2000         Price       Expiration
Name                      (#)                            ($/Sh)         Date             5%($)             10%($)
--------------          -----------     ----------     ---------     ----------     -------------   --------------
Stock Appreciation           N/A             N/A         N/A           N/A         10,072,000,000   25,525,000,000
for All Shareholders (2)

Daniel P. Amos, CEO (3)    380,000          13.6       46.4688       6/20/10           11,105,112       28,142,534
Joseph P. Kuechenmeister    30,000           1.1       42.3125       2/08/10              798,303        2,023,059
Kriss Cloninger, III       100,000           3.6       42.3125       2/08/10            2,661,010        6,743,523

(1)  The assumed annual rates of stock price appreciation (shown at the assumed rates of 5% and 10% for the option term of 10 years), as required by the Securities and Exchange Commission, are compounded annually and therefore are shown at the compound appreciation rates of 63% and 159%, respectively.
(2)  For "Stock Appreciation for All Shareholders," the potential realizable value is calculated based on $60.65, the average market price of a share of Common Stock on March 1, 2001, and the number of shares outstanding on that date.
(3)  Option grants for Daniel P. Amos vest 1/3 on the date of grant and 1/3 each on the next two anniversaries of the option grant date. Option grants for Joseph P. Kuechenmeister and Kriss Cloninger, III vest at the end of a three-
     year period from the option grant date.
                                              AGGREGATED OPTION EXERCISES IN 2000
                                            AND OPTION VALUES AS OF DECEMBER 31, 2000

                                                                 Number of Securities           Value of Unexercised
                                                                Underlying Unexercised              In-the-Money
                                                                      Options at                     Options at
                             Shares                                  12-31-00(#)                     12-31-00($)
                            Acquired            Value
Name                      on Exercise(#)     Realized ($)     Exercisable  Unexercisable     Exercisable  Unexercisable
----                      --------------     ------------     -----------  -------------     -----------  -------------
Daniel P. Amos, CEO          344,594        16,836,319        1,913,807       380,001        92,362,833    9,899,799
Joseph P. Kuechenmeister       3,125            70,150           35,827        55,000         2,076,428    1,948,593
Yoshiki Otake                396,538        15,683,659          225,000         -0-          13,642,178        -0-
Kriss Cloninger, III           -0-               -0-            341,056       100,000        18,079,024    2,987,500
                                                                 27

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

     Information is provided with respect to executive officers, Directors and/or members of their immediate families who were indebted to the Company or its subsidiaries, at any time since January 1, 2000, in excess of $60,000, as follows:

                      Largest
                     Aggregate                                      Amount
                      Amount                                     Outstanding
                   Outstanding                          Rate        as of
                      Since           Nature of          of      January 31,
Name (1)         January 1, 2000    Indebtedness       Interest      2001
----------------------------------------------------------------------------

Daniel P. Amos      $2,000,000     Term Stock Note(2)    6.00%   $2,000,000

Gary Stegman        $   12,938     Stock Option Note(3)  6.20%   $    -0-
                    $   37,470     Stock Option Note(3)  6.65%   $    -0-
                    $   84,370     Stock Option Note(3)  6.21%   $    -0-
                    $   82,429     Stock Option Note(3)  6.16%   $    -0-
                    $  264,033     Stock Option Note(3)  5.86%   $   60,645

(1) All of the named individuals were executive officers of the Company or one of its subsidiaries during 2000.

(2) Collateralized note accepted by the Company and secured by stock of the Company.

(3) Collateralized notes accepted by the Company in payment of stock options exercised.


     J. Shelby Amos, II, a Director of the Company, has been associated with AFLAC since 1973 and presently serves as Alabama/West Florida State Sales Coordinator. In 2000 he earned renewal and first-year commissions of $1,120,382 (before expenses) on collected premiums of $35,684,368.

     In 2000, $97,577 was paid by AFLAC to Lisa L. Cloninger, the wife of Kriss Cloninger, III. This amount was earned as renewal commissions before expenses, on collected premiums of $2,578,532. Mrs. Cloninger served as a Texas District Sales Coordinator until August 2000.

     In 2000, $202,455 was paid by AFLAC to a corporation of which Maria Theresa Amos Land, the sister of J. Shelby Amos, II, is the sole shareholder. This amount was earned as renewal commissions before expenses, on collected premiums of $7,285,025 by W. Donald Land, the deceased husband of Maria Theresa Amos Land, who served as Florida State Sales Coordinator with AFLAC from 1975 until May 1990.

     State Sales Coordinators are not salaried employees but are compensated on a commission basis and are required to pay their own expenses including travel, office expenses, incentives for District and Regional Sales Coordinators and Associates in their states, and recruiting and training costs. The compensation arrangements with J. Shelby Amos, II and W. Donald Land were similar, when contracted, to those of other State Sales

Coordinators. District Sales Coordinators are not salaried employees but are compensated on a commission basis and are required to pay their own expenses. The compensation arrangement with Lisa L. Cloninger was the same as other District Sales Coordinators.


                         2. RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     The Board of Directors of the Company, in accordance with the recommendation of its Audit Committee, none of whom is an employee of the Company, has reappointed KPMG LLP, Certified Public Accountants, as independent auditors for the Company, subject to ratification by the shareholders.

     Representatives of KPMG LLP are expected to be present at the 2001 Annual Meeting of Shareholders with the opportunity to make a statement if they so desire. Such representatives are expected to be available to respond to appropriate questions.

     The aggregate fees for professional services rendered to the Company by KPMG LLP for the year ended December 31, 2000, were as follows:

Audit fees - Audit of the Company's consolidated
  financial statements for the year ended December 31, 2000       $1,190,561

Financial information systems design and
  implementation fees                                                 -0-

All other related services:

       Separate audits of statutory
       financial statements, required
       by insurance regulatory authorities         $186,432

       Separate audits of subsidiaries and
       employee benefit plans                       127,015

       Tax-related services                         167,365

       Other                                         37,679          518,491
                                                   --------        ---------

TOTAL FEES:  -----------------------------------------------------$1,709,052


     The Audit Committee of the Board of Directors has considered whether the provision of the non-audit professional services is compatible with maintaining KPMG LLP's independence.


           THE BOARD OF DIRECTORS RECOMMENDS UNANIMOUSLY A VOTE "FOR"
                    RATIFICATION OF THE SELECTION OF SUCH FIRM
                     AS THE COMPANY'S INDEPENDENT AUDITORS.

                             3. OTHER MATTERS

     Management does not intend to bring any other matter before the meeting, and does not know of any other matter that is proposed to be brought before the meeting. However, should any other matter properly come before the meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their judgment on such matter.

                           SHAREHOLDER PROPOSALS

     For a shareholder's proposal to be included in the Company's Proxy Statement for the 2002 Annual Meeting of Shareholders, the shareholder must follow the procedures of Rule 14a-8 under the Exchange Act, and the proposal must be received by the Secretary of the Company by November 12, 2001. To be timely, shareholder proposals submitted outside the processes of Rule 14a-8 must be received by the Secretary of the Company after February 6, 2002, and before March 8, 2002.

                              ANNUAL REPORT

     The Company has mailed a copy of its Annual Report to each shareholder entitled to vote at the 2001 Annual Meeting of Shareholders. A copy of the Company's Form 10-K is available at no charge to all shareholders. For a copy, write to:


Kenneth S. Janke Jr.
Senior Vice President, Investor Relations
AFLAC Incorporated
Worldwide Headquarters
Columbus, Georgia 31999

                                     By Order of the Board of Directors,

                                             /s/ Joey M. Loudermilk
                                          -----------------------------
                                             Joey M. Loudermilk
                                                  Secretary


March 13, 2001

                                                                APPENDIX A

                            AFLAC INCORPORATED


         Charter of the Audit Committee of the Board of Directors

I.  Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

      Oversee that management has maintained the reliability and integrity of the financial reporting process and systems of internal controls of AFLAC Incorporated and its subsidiaries (the "Company") regarding finance, accounting, and legal matters.

      Monitor the independence and performance of the Company's independent auditors and the performance of the Company's internal auditing department.

      Provide an open avenue of communication between the independent auditors, management, the internal auditing department, and the Board of Directors.


     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

     The Audit Committee shall be comprised of three or more directors as determined by the Board. Audit Committee members shall be appointed by the Board of Directors. In addition, the Board of Directors shall designate one member of the Audit Committee to be chair. Audit Committee members shall meet the qualification requirements of the New York Stock Exchange.

     The Committee shall meet with such frequency and at such intervals as it shall determine is necessary to carry out its duties and responsibilities.

     A simple majority of the Audit Committee shall constitute a quorum for the transaction of business. The Corporate Secretary, or a delegate, shall record and keep minutes of all Audit Committee meetings.

     The Audit Committee will provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present.


III.  Audit Committee Responsibilities and Duties

Review Procedures and Reporting

1. Review and reassess the adequacy of this charter at least annually. Submit charter revisions to the Board of Directors for approval and have the document attached as an exhibit to the Company's annual meeting proxy statement at such times as required under the regulations of the Securities and Exchange Commission.

2. Review the Company's annual audited consolidated financial statements to be included in the annual report to shareholders prior to distribution. The review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices, disclosures and judgments.

3. Based on the review procedures and discussions set forth in this charter, recommend to the Board of Directors that the Company's annual audited financial statements be included in the Company's annual report to shareholders and annual report on Form 10-K for filing with the Securities and Exchange Commission.

4. Annually prepare a report to shareholders as required by the Securities and Exchange Commission for inclusion in the Company's annual proxy statement.

5. Periodically report to the Board of Directors on the Audit Committee's actions and activities.

Independent Auditors

6. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

7. Approve the estimate of the audit fees and other significant compensation to be paid to the independent auditors for the current year.

8. Receive from the independent auditors a letter regarding independence as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees." On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships with the Company disclosed in such letter that could impair the auditors' independence.

9. Review the independent auditors proposed audit plan for the current year, including scope, staffing and audit approach.

10. Meet with the independent auditors and management as soon as practical after completion of the annual audit to review the results of the audit and any comments, recommendations or observations by the auditors as a result of their work. Discuss the matters required to be communicated to audit committees in accordance with AICPA Statement on Auditing Standards No. 61, "Communication with Audit Committees" (significant adjustments, management judgments and accounting estimates, significant new accounting policies, disagreement with management, etc.).

    In connection with their reviews of the Company's quarterly financial statements, the independent auditors will discuss with the Audit Committee, or at least its chairman, and financial management, any significant matters required to be communicated by the independent auditors under AICPA Statement on Auditing Standards No. 61. The Chair of the Audit Committee may represent the entire Committee for purposes of these quarterly discussions.

Internal Audit Department and Legal Matters

11. Approve the Company's internal audit charter and any significant changes thereto.

12. Review and ratify the appointment and replacement of the director of internal audit.

13. Meet at least annually with the Company's director of internal audit and review the results of recent internal audit activities in the U.S. and Japan, and the audit plans for the next twelve months.

14. Review periodically with the internal auditors, together with the independent auditors and the Company's financial management, the adequacy and effectiveness of the internal controls of the Company, including computerized information system controls and security.

15. Review at least annually with the Company's general counsel the status of significant litigation, contingent liabilities, compliance with applicable laws and regulations, and other legal matters that could have a material impact on the Company's financial statements.

16. Review annually with the Company's general counsel that adequate procedures are in place to verify compliance with the Company's code of business ethics and policy on conflict of interest, including the reporting of any events of noncompliance.

                                       ***


     While the Audit Committee has the duties and responsibilities set forth in this charter, the Audit Committee is not responsible for planning or conducting the audit or for determining whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Company complies with all laws and regulations.

                                                                APPENDIX B

                                                                PROXY
                             AFLAC INCORPORATED
                           Worldwide Headquarters
                1932 Wynnton Road, Columbus, Georgia 31999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul S. Amos, Daniel P. Amos and Joey M. Loudermilk as Proxies or any one of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of AFLAC Incorporated held of record by the undersigned on March 1, 2001, at the Annual Meeting of the Shareholders to be held on Monday, May 7, 2001, at 10:00 a.m., or any adjournment thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS

The following proposals are being submitted to the Shareholders:

1.  Election of eighteen Directors of the Company.

    To vote your Shares for ALL Director nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withheld" box. If you do not wish your Shares voted "For" a particular nominee, mark the "exceptions" box.

    *EXCEPTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW.

                                         For      Withheld      Exceptions*
                                      ________    ________       ________

 1. Daniel P. Amos           7. Elizabeth J. Hudson   13. Barbara K. Rimer
 2. J. Shelby Amos, II       8. Kenneth S. Janke, Sr. 14. Marvin R. Schuster
 3. Michael H. Armacost      9. Charles B. Knapp      15. Henry C. Schwob
 4. Kriss Cloninger, III    10. Takatsugu Murai       16. J. Kyle Spencer
 5. M. Delmar Edwards, M.D. 11. Yoshiki Otake         17. Glenn Vaughn, Jr.
 6. Joe Frank Harris        12. E. Stephen Purdom     18. Robert L. Wright

2.  Ratification of appointment of KPMG           For     Against   Abstain
    LLP as independent auditors.                _______   _______   _______

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, AND 3.


      VOTING RIGHTS ON THIS PROXY ARE PRESENTED ON A PRE-STLIT BASIS.


     (PLACE LABEL HERE)

                               Sign here as name(s) appears on account:
                               X ___________________________________________
                               X ___________________________________________

                               Date _________________________________, 2001
                               If acting as Attorney, Executor, Trustee or in other representative capacity, please sign name and title.

COMPLETE THE PROXY, TURN THE
PROXY OVER, READ DESCRIPTION
OF VOTING RIGHTS AND COMPLETE,
SIGN AND DATE THE AFFIDAVIT
IF APPLICABLE.


                      DESCRIPTION OF VOTING RIGHTS

    In accordance with the Company's Articles of Incorporation, shares of Common Stock are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to ten votes per share. Any transferee of a share of Common Stock where such share was transferred to the transferee by gift, devise or bequest or otherwise through the laws of inheritance, descent or distribution from the estate of the transferor or by distribution to a beneficiary of shares held in trust for such beneficiary, is deemed to be the same beneficial owner as the transferor. Shares acquired as a direct result of a stock split, stock dividend or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the dividend shares were issued were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

     Shares of Common Stock held in "street" or "nominee" name are presumed to have been held for less than 48 months and are entitled to one vote per share UNLESS this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. SHAREHOLDERS DESIRING TO REBUT THIS PRESUMPTION SHOULD COMPLETE AND EXECUTE THE AFFIDAVIT BELOW. THE BOARD OF DIRECTORS RESERVES THE RIGHT TO REQUIRE EVIDENCE TO SUPPORT THIS AFFIDAVIT.



AFFIDAVIT

UNDER THE PENALTIES OF PERJURY, I DO SOLEMNLY SWEAR THAT I AM ENTITLED TO THE NUMBER OF VOTES SET FORTH BELOW BECAUSE
____________________________________________________________________________
____________________________________________________________________________

I agree to provide evidence to _____ Shares @ 1 Vote/Share = _____ Votes support this statement at the _____ Shares @ 10 Votes/Share = _____ Votes
request of the Company.                                  Total = _____ Votes
Sign here  X ___________________________
           X ___________________________ Date _________________, 2001

                                                                APPENDIX C

PROXY
                             AFLAC INCORPORATED
                           Worldwide Headquarters
                1932 Wynnton Road, Columbus, Georgia 31999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul S. Amos, Daniel P. Amos and Joey M. Loudermilk as Proxies or any one of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of AFLAC Incorporated held of record by the undersigned on March 1, 2001, at the Annual Meeting of the Shareholders to be held on Monday, May 7, 2001, at 10:00 a.m., or any adjournment thereof.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS

The following proposals are being submitted to the Shareholders:

1.  Election of eighteen Directors of the Company.

    To vote your Shares for ALL Director nominees, mark the "For" box. To withhold voting for all nominees, mark the "Withheld" box. If you do not wish your Shares voted "For" a particular nominee, mark the "exceptions" box.

    *EXCEPTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW.

                                         For      Withheld      Exceptions*
                                        _____       _____          _____

 1. Daniel P. Amos           7. Elizabeth J. Hudson   13. Barbara K. Rimer
 2. J. Shelby Amos, II       8. Kenneth S. Janke, Sr. 14. Marvin R. Schuster
 3. Michael H. Armacost      9. Charles B. Knapp      15. Henry C. Schwob
 4. Kriss Cloninger, III    10. Takatsugu Murai       16. J. Kyle Spencer
 5. M. Delmar Edwards, M.D. 11. Yoshiki Otake         17. Glenn Vaughn, Jr.
 6. Joe Frank Harris        12. E. Stephen Purdom     18. Robert L. Wright

2.  Ratification of appointment of KPMG           For     Against   Abstain
    LLP as independent auditors.                _______   _______   _______

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, AND 3.

ONLY IF YOU AGREE WITH THE VOTING RIGHTS BELOW, YOU CAN VOTE BY TELEPHONE OR INTERNET. **QUICK **EASY**IMMEDIATE**

Call *** Toll Free*** On a Touch Tone Telephone for Telephone Voting, or, Vote over the internet using the Address Below.

        FOR TELEPHONE VOTING                  WWW.VOTEYOURPROXY.COM
            1-888-297-9553                VOTING RIGHTS ON THIS PROXY ARE
            CONTROL NUMBER                PRESENTED ON A PRE-SPLIT BASIS

PROXY #    COMPANY#    ACCT.#


According to the records      Sign here as name(s) appears on account:
of the Company you are        X ____________________________________________
entitled to the following     X ____________________________________________
number of votes:              Date _________________________________, 2001
                              If acting as Attorney, Executor, Trustee or in
    VOTING RIGHTS             other representative capacity, please sign
                              name and title.
   ________________

                              If you do not agree with the voting rights, check here ____ and complete, sign and date the reverse side.

                          DESCRIPTION OF VOTING RIGHTS

    In accordance with the Company's Articles of Incorporation, shares of Common Stock are entitled to one vote per share until they have been held by the same beneficial owner for a continuous period of greater than 48 months prior to the record date of the meeting, at which time they become entitled to ten votes per share. Any transferee of a share of Common Stock where such share was transferred to the transferee by gift, devise or bequest or otherwise through the laws of inheritance, descent or distribution from the estate of the transferor or by distribution to a beneficiary of shares held in trust for such beneficiary, is deemed to be the same beneficial owner as the transferor. Shares acquired as a direct result of a stock split, stock dividend or other distribution with respect to existing shares ("dividend shares") are deemed to have been acquired and held continuously from the date on which the shares with regard to which the dividend shares were issued were acquired. Shares of Common Stock acquired pursuant to the exercise of a stock option are deemed to have been acquired on the date the option was granted.

     Shares of Common Stock held in "street" or "nominee" name are presumed to have been held for less than 48 months and are entitled to one vote per share UNLESS this presumption is rebutted by providing evidence to the contrary to the Board of Directors of the Company. SHAREHOLDERS DESIRING TO REBUT THIS PRESUMPTION SHOULD COMPLETE AND EXECUTE THE AFFIDAVIT BELOW. THE BOARD OF DIRECTORS RESERVES THE RIGHT TO REQUIRE EVIDENCE TO SUPPORT THIS AFFIDAVIT.

     ONLY IF YOU DO NOT AGREE WITH THE VOTING RIGHTS shown on the front of this Proxy should you complete the following:


AFFIDAVIT


UNDER THE PENALTIES OF PERJURY, I DO SOLEMNLY SWEAR THAT I AM ENTITLED TO THE NUMBER OF VOTES SET FORTH BELOW BECAUSE
____________________________________________________________________________
____________________________________________________________________________

I agree to provide evidence to _____ Shares @ 1 Vote/Share = _____ Votes support this statement at the _____ Shares @ 10 Votes/Share = _____ Votes
request of the Company.                                  Total = _____ Votes
Sign here  X ___________________________
           X ___________________________ Date _________________, 2001